Exhibit 99

Dillard's, Inc. Announces Staff Reduction

LITTLE ROCK, Ark.--(BUSINESS WIRE)--November 21, 2008--Dillard’s, Inc. (NYSE: DDS) ("Dillard’s") announced a strategic staff reduction of approximately 500 associates as part of its ongoing efforts to reduce operating expenses. The workforce reduction includes approximately 60 associates in Little Rock, Arkansas. Dillard’s employs approximately 60,000 associates nationwide and approximately 2,400 in the Little Rock area.

CONTACT:
Dillard’s, Inc.
Julie J. Bull, 501-376-5965
Director of Investor Relations